Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Independent Registered Public Accountants” in the Statements of Additional Information included in Pre-Effective Amendment No. 3 to the Registration Statement (Form N-1A, No. 333-119022) of Access One Trust and to the use of our report of independent registered public accounting firm on the financial statement of the Access Flex High Yield Fund of the Access One Trust dated December 15, 2004, included therein.

/s/ ERNST & YOUNG LLP

Columbus, Ohio,

December 15, 2004